Exhibit (h)(2)

              AMENDMENT NO. 1 TO TRANSFER AGENCY SERVICES AGREEMENT


         This AMENDMENT NO. 1, dated the 30th day of June, 2000, is made by and between PFPC Inc., a Massachusetts corporation ("PFPC"), and Alleghany Funds, a Delaware business trust (the "Company") (collectively, the "Parties").
                                WITNESSETH THAT:
         WHEREAS, the Company has entered into a Transfer Agency Services Agreement with PFPC, dated April 1, 2000, wherein PFPC has agreed to provide certain transfer agency services to the Company; and
         WHEREAS,  the  Parties  wish to  amend  the  Transfer  Agency  Services
Agreement to include under its terms one additional separate series of shares identified as Alleghany/Veredus SciTech Fund;
         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:
         1. To amend Schedule "A" to the Transfer Agency Services Agreement in the form attached hereto as Schedule "A".
         This Amendment shall take effect upon the date when the respective amendments to the registration statement of the Trust registering Alleghany/Veredus SciTech Fund become effective.
         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of two type written pages, together with Schedule "A", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written. Alleghany Funds PFPC Inc.


/s/Gerald F. Dillenburg                       /s/Debralee Goldberg
By: Gerald F. Dillenburg                        By: Debralee Goldberg
                                                     Senior Vice President
/s/Laura Hlade
Attest: Laura Hlade                                           Attest:





                                    EXHIBIT A


                                   PORTFOLIOS


                    Alleghany/Chicago Trust Money Market Fund
                   Alleghany/Chicago Trust Municipal Bond Fund
                        Alleghany/Chicago Trust Bond Fund
                      Alleghany/Chicago Trust Balanced Fund
                       Alleghany/Chicago Trust Talon Fund
                  Alleghany/Chicago Trust Growth & Income Fund
                  Alleghany/Chicago Trust Small Cap Value Fund
                    Alleghany/Veredus Aggressive Growth Fund
                    Alleghany/Montag & Caldwell Balanced Fund
                     Alleghany/Montag & Caldwell Growth Fund
                Alleghany/Blairlogie International Developed Fund
                   Alleghany/Blairlogie Emerging Markets Fund
                         Alleghany/Veredus SciTech Fund




Dated: April 1, 2000
Amended: June 30, 2000